UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 17, 2021

(Date of Report - date of earliest event reported)

InMed Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia	001-39685	98-1428279
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 310 – 815 W. Hastings Street Vancouver, B.C., Canada	V6C 1B4
(Address of Principal Executive Offices)	(Zip Code)

(604) 669-7207

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	INM	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07: Submission of Matters to a Vote of Security Holders

On December 17, 2021, InMed Pharmaceuticals Inc., or the “Corporation”, held its Annual General Meeting of Shareholders.  At the meeting, shareholders voted in favor of all items of business, as indicated below:

Proposal No. 1—Election of Directors

The Corporation’s shareholders voted to elect the following persons to the board of directors of the Corporation, each to serve until the 2022 Annual General Meeting:

Nominee	Votes For	% Votes For	Votes Withheld	%Votes Withheld	Broker Non-Votes
Eric A. Adams	2,960,270	93.98	189,717	6.02	2,821,286
Adam Cutler	2,980,880	94.63	169,107	5.37	2,821,286
William J. Garner	2,957,803	93.90	192,184	6.10	2,821,286
Andrew Hull	2,980,096	94.61	169,891	5.39	2,821,286
Catherine Sazdanoff	2,902,565	92.14	247,422	7.86	2,821,286

Proposal No. 2—Appointment of Independent Registered Public Accounting Firm

The Corporation’s shareholders voted to approve the appointment of KPMG LLP as the independent registered public accounting firm of the Corporation until the next annual shareholders’ meeting or until a successor is named.

Votes For	% Votes For	Vote Against	% Votes Against	Abstain	Broker Non-Votes
5,787,855	96.93	0	0.00	183,418	0

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit 99.1.	News release, dated December 17, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2021

INMED PHARMACEUTICALS INC.

By:	/s/ Bruce Colwill
Name:	Bruce Colwill
Title:	Chief Financial Officer

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